Exhibit 99

Journal Communications Reports Third Quarter 2012 Results

Third Quarter 2012 Highlights and Changes from Third Quarter 2011:

  Revenue of $97.8 million, up 11.4%; television revenue up 39.5%
  Core broadcast revenue – excluding political, issue and Olympic advertising revenue – up 5.5%
  Operating earnings of $13.6 million, up 67.7%
  Diluted EPS of $0.14 or $0.16 excluding publishing workforce reduction charges, building impairment and acquisition and integration-related costs; up from $0.07
  Agreement to purchase Nashville CBS affiliate NewsChannel 5 - WTVF-TV, from Landmark Media Enterprises, LLC, pending FCC approval
  Closed purchase of Tulsa radio stations KHTT-FM and KBEZ-FM from Renda Broadcasting Corporation for $11.7 million in cash
  Repurchased all outstanding class C shares for $6.2 million in cash and issuance of $25.6 million of unsecured subordinated debt
  Total debt outstanding of $54.6 million compared to $41.3 million at year-end 2011.

MILWAUKEE--(BUSINESS WIRE)--October 25, 2012--Journal Communications, Inc. (NYSE:JRN) today announced results for its third quarter ended September 23, 2012.

“Journal Communications had a strong third quarter with consolidated revenue up more than 11% driven largely by political and issue advertising in our television business,” said Steven J. Smith, Chairman and CEO.

“Broadcast revenue was up 25% primarily driven by political and issue advertising, but also due to the successful summer Olympics on our NBC stations and core revenue growth. While our publishing business saw revenue decline just over 4%, we reported positive growth in key categories including retail ROP advertising, circulation, and commercial print. These revenue increases drove a 68% increase in consolidated operating earnings.”

“This quarter we clearly advanced our strategy of adding broadcast assets to the business as we completed the agreement to purchase NewsChannel 5 - WTVF, an exceptional television station in Nashville and one of the top CBS affiliates in the country. We also simplified our capital structure by repurchasing all of the outstanding class C shares.”

Third Quarter 2012 Results

Note that unless otherwise indicated, all comparisons are to the third quarter ended September 25, 2011.

For the third quarter, revenue of $97.8 million increased 11.4% compared to $87.8 million. Operating earnings of $13.6 million (which included $0.6 million in acquisition and integration related costs at broadcast, a $0.5 million building impairment charge primarily in broadcast and a $0.5 million workforce reduction charge at the daily newspaper) increased 67.7% compared to $8.1 million. Excluding these items, and a workforce reduction charge of $1.3 million in 2011, operating earnings were $15.2 million, up 61.6%. Net earnings increased to $7.7 million compared to $4.4 million.

In the third quarter, basic and diluted net earnings per share of class A and B common stock were $0.14 compared to $0.07. Excluding after-tax charges of $1.0 million for the items noted above, basic and diluted net earnings per share of class A and B common stock were $0.16 in the quarter.

The operating margin was 13.9% for the third quarter compared to 9.2%. Adjusted EBITDA (net earnings excluding earnings from discontinued operations, net, provision for income taxes, total other expense (which is comprised of interest income and expense), depreciation, amortization, non-cash impairment charges, acquisition and integration-related costs, and workforce reduction charges) was $20.8 million compared to $15.3 million, an increase of 35.7%.

Consolidated and Segment Results

The following table presents our revenue and operating earnings (loss) by segment for the third quarter of 2012 and 2011 (dollars in millions).

	3Q	3Q
	2012	2011	% Change
Revenue:
Broadcasting	$ 58.8	$ 46.9	25.3
Publishing	39.2	40.9	(4.1)
Corporate eliminations	(0.2)	(0.0)	N/A
Total Revenue	$ 97.8	$ 87.8	11.4

Operating earnings (loss):
Broadcasting	$ 13.0	$ 7.0	85.6
Publishing	2.2	2.8	(20.8)
Corporate	(1.6)	(1.7)	4.6
Total operating earnings	$ 13.6	$ 8.1	67.7

For the third quarter, total expenses of $84.2 million increased 5.6% compared to $79.7 million.

Broadcasting

For the third quarter, broadcasting revenue increased 25.3% to $58.8 million compared to $46.9 million. Total broadcast political and issue revenue was $8.9 million compared to $2.2 million. Olympic advertising revenue was $2.7 million. Core broadcast revenue, excluding political, issue and Olympic advertising revenue, increased 5.5%. Core local revenue increased 1.2% due to increases in automotive, media and medical advertising. Core national advertising revenue of $8.4 million increased 13.5% driven by an increase in media and automotive advertising. Retransmission revenue of $2.7 million increased 23.5% compared to $2.2 million. Broadcasting operating earnings of $13.0 million increased 85.6% compared to $7.0 million, principally due to increased political, issue and Olympic advertising revenue this quarter.

Television

Revenue from television stations for the third quarter increased 39.5% to $38.9 million compared to $27.9 million. Excluding political and issue revenue of $8.6 million and Olympic advertising revenue of $2.7 million in 2012 and political and issue revenue of $1.8 million in 2011, revenue from television stations increased 6.1%. Core local advertising revenue decreased 3.0% largely due to declines in restaurant and home product advertising as well as the displacement impact of political and issue advertising in certain markets. Core national advertising revenue increased 18.2% primarily due to an increase in automotive and media advertising. Operating earnings were $10.0 million compared to $2.9 million, an increase of 244.1%. Television operating expenses increased 15.8% driven by higher employee-related expenses, higher sales commissions, acquisition and integration-related costs, and expenses related to the new Green Bay Packers preseason network agreement. Excluding acquisition and integration expenses of $0.5 million, operating expenses increased 13.9%.

Radio

For the third quarter, revenue from radio stations increased 4.4% to $19.9 million from $19.0 million. Radio political and issue advertising revenue was $0.3 million in 2012 compared to $0.4 million in 2011. Excluding the two new Tulsa stations acquired in the third quarter, core revenue increased by 0.8%. Core local advertising revenue increased 5.9%, or 1.8% on a same station basis, primarily due to increases in media and casino advertising. Core national advertising revenue decreased 2.1%, or a decrease of 5.7% on a same station basis, mostly due to declines in communications advertising. Operating earnings from radio stations were $3.0 million compared to $4.1 million, a decrease of 26.6%. Radio operating expenses increased 13.0% driven by higher employee-related costs, a $0.4 million non-cash building impairment charge and higher broadcast rights fees. Excluding the building impairment charge and Tulsa related operating and acquisition expenses of $0.6 million, operating expenses increased by 6.5%.

Publishing

For the third quarter, publishing revenue decreased 4.1% to $39.2 million compared to $40.9 million, largely due to continued decreases in the classified and retail advertising categories, partially offset by an increase in circulation revenue. Operating earnings from publishing were $2.2 million compared to $2.8 million, a decrease of 20.8%, and included a $0.5 million workforce reduction charge and a $0.1 million non-cash building impairment charge in 2012 and a $1.3 million workforce reduction charge in 2011. Excluding the above items and the results of the Florida operations divested in 2011, operating earnings of $2.9 million decreased 25.9%.

Total newsprint and paper expense in publishing was $4.3 million compared to $4.1 million, a 4.6% increase, driven by increased commercial print volume.

Daily Newspaper

Revenue at the daily newspaper for the third quarter decreased 2.5% to $33.9 million compared to $34.7 million. Retail advertising revenue decreased 0.3%, with an ROP retail revenue increase of 6.6%, offset by an 11.4% decline in preprint advertising revenue. Classified advertising revenue decreased 21.3% driven primarily by a decline in the automotive and employment categories.

Digital advertising revenue increased 2.8% to $2.8 million compared to $2.7 million, driven by an increase in retail digital revenue partially offset by declines in classified digital revenue. Circulation revenue of $12.7 million increased 2.3% due to price increases that offset print circulation declines. Other revenue, which primarily consists of commercial printing and delivery, was $4.2 million, down 0.9%, with increases in commercial print offset by declines in commercial delivery. Operating earnings from the daily newspaper were $2.0 million, compared to $2.3 million, a decrease of 14.9%, which included a $0.5 million workforce reduction charge in 2012 and a $1.3 million workforce reduction charge in 2011. Daily newspaper operating expenses decreased 1.6%, principally due to lower employee workforce reduction charges compared to 2011.

Community Newspapers & Shoppers

Community newspapers and shoppers revenue for the third quarter decreased 13.6% to $5.3 million compared to $6.2 million. Excluding divested Florida operations revenue of $0.5 million in 2011, revenue decreased 6.2%. Retail advertising revenue decreased 16.5% and classified advertising revenue decreased 21.7%. Excluding Florida advertising revenue in 2011, retail advertising revenue decreased 7.5% and classified revenue declined 14.8%. Operating earnings from community newspapers and shoppers were $0.3 million compared to $0.5 million, which included a $0.3 million gain on the sale of the remaining Florida operations in 2011. Operating expenses were down $0.6 million or 10.6%, primarily due to the sale of the remaining Florida operations, cost savings from previous workforce reductions and lower operating costs associated with lower revenue. Excluding Florida operating expenses of $0.3 million in 2011, operating expenses declined 5.9%.

Corporate

The operating loss for the third quarter was $1.6 million compared to $1.7 million, a decrease of 4.6%.

Non-Operating Items

For the third quarter, total other expense, which is primarily comprised of interest income and expense, was $1.0 million compared to $0.8 million. The increase reflected interest expense on the new unsecured subordinated debt issued to finance the repurchase of all outstanding class C shares in the quarter.

The third quarter effective tax rate was 38.8% in both years.

Notes Payable and Cash Flows

At the end of the third quarter, our notes payable to banks were $30.3 million, an increase of $9.0 million from the end of the second quarter. In addition, our unsecured subordinated notes payable to the former holders of our class C shares was $24.3 million at the end of the quarter with $8.3 million due in the next 12 months. Our consolidated funded debt ratio, as defined in our credit agreement, was 0.72-to-1. Year-to-date cash from operating activities was $41.6 million compared to $26.4 million. Year-to-date cash from operating activities has increased driven by higher net earnings and lower cash taxes in 2012. Year-to-date capital expenditures were $8.1 million in both years.

Stock Repurchase Program

In July 2011, the Board of Directors authorized a share repurchase program of up to $45.0 million of outstanding class A and/or class B common stock until the end of fiscal 2013. During the third quarter, the company did not repurchase any class A or class B shares. Year-to-date, the Company has repurchased 709,604 of its class A shares for $3.5 million. From July 2011 through September 23, 2012, the Company has repurchased a total of 1,810,299 class A shares for $7.6 million.

In the third quarter, the company acquired all 3,264,000 outstanding shares of its class C common stock (or 4,451,998 shares on a class A equivalent basis), all of which were owned by members and successors of the Grant Family. As consideration for the class C shares, the company paid $6.2 million in cash and issued unsecured subordinated promissory notes with an aggregate principal amount of $25.6 million. The $6.2 million cash payment equaled the amount of the minimum unpaid and undeclared dividends on the class C shares.

Subsequent Event

On October 22, we closed on the purchase of WACY-TV Green Bay from ACE TV Inc. for $2.0 million. We previously had a local marketing agreement for the station since December 6, 2004.

Fourth Quarter 2012 Outlook

For the fourth quarter of 2012, we expect total broadcast revenue to increase in excess of 25% compared to the prior year period, driven by continued political and issue advertising in television. We expect total publishing revenue to increase in the low single-digits compared to the prior year period. Both broadcast and publishing revenue estimates include an additional week in our fourth quarter 2012 fiscal calendar, compared to the fourth quarter of 2011.

Conference Call and Webcast

The company will hold an earnings conference call today at 9:00 a.m. Central Time (10:00 a.m. ET, 7:00 a.m. PT). To access the call, dial (866) 700-5192 (domestic) or (617) 213-8833 (international) at least 10 minutes prior to the scheduled start of the call. The access code for the conference call is 80278653. A live webcast of the third quarter conference call will be accessible through the Journal Communications’ website at www.journalcommunications.com/investors, also beginning at 9:00 a.m. CT this morning. An archive of the webcast will be available on this site today through November 25. Replays of the conference call will also be available through November 25. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 51941612.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found in our most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in radio and television broadcasting, publishing and interactive media. We own and operate 35 radio stations and 14 television stations in 12 states. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and several community newspapers and shoppers in Wisconsin. Our interactive media assets build on our strong publishing and broadcasting brands.

Tables Follow

Journal Communications, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except for shares and per-share amounts)

	Third Quarter (A)				Three Quarters (B)
	2012		2011	% Change	2012		2011	% Change

Revenue:
Broadcasting	$ 58,810		$ 46,937	25.3	$ 157,726		$ 135,129	16.7
Publishing	39,193		40,888	(4.1)	118,267		126,807	(6.7)
Corporate eliminations	(248)		(41)	U	(465)		(189)	U
Total revenue	97,755		87,784	11.4	275,528		261,747	5.3

Operating costs and expenses:
Broadcasting	27,243		24,383	11.7	72,639		68,387	6.2
Publishing	26,057		27,521	(5.3)	78,563		82,439	(4.7)
Corporate eliminations	(248)		(41)	U	(465)		(189)	U
Total operating costs and expenses	53,052		51,863	2.3	150,737		150,637	0.1

Selling and administrative expenses	31,135		27,828	11.9	92,023		85,518	7.6
Total operating costs and expenses
and selling and administrative
expenses	84,187		79,691	5.6	242,760		236,155	2.8

Operating earnings	13,568		8,093	67.7	32,768		25,592	28.0

Other income and (expense):
Interest income	11		14		22		52
Interest expense	(998)		(838)		(2,415)		(2,846)
Total other income and (expense)	(987)		(824)	19.8	(2,393)		(2,794)	(14.4)

Earnings from continuing operations before income taxes	12,581		7,269	73.1	30,375		22,798	33.2

Provision for income taxes	4,883		2,823	73.0	12,147		9,177	32.4

Earnings from continuing operations	7,698		4,446	73.1	18,228		13,621	33.8

Earnings from discontinued operations, net of tax	-		-	N/A	-		341	N/A

Net earnings	$ 7,698		$ 4,446	73.1	$ 18,228		$ 13,962	30.6

Weighted average number of shares-Class A and B common stock:
Basic and diluted	49,980,697		51,316,354		50,120,169		51,253,530

Weighted average number of shares-Class C common stock	3,264,000	*	3,264,000		3,264,000	*	3,264,000

Earnings per share:
Basic - Class A and B common stock:
Continuing operations	$ 0.14		$ 0.07		$ 0.32		$ 0.22
Discontinued operations	-		-		-		0.01
Net earnings	$ 0.14		$ 0.07		$ 0.32		$ 0.23

Diluted - Class A and B common stock:
Continuing operations	$ 0.14		$ 0.07		$ 0.32		$ 0.22
Discontinued operations	-		-		-		0.01
Net earnings	$ 0.14		$ 0.07		$ 0.32		$ 0.23

Basic and diluted - Class C common stock:
Continuing operations	$ 0.15		$ 0.21		$ 0.63		$ 0.64
Discontinued operations	-		-		-		0.01
Net earnings	$ 0.15		$ 0.21		$ 0.63		$ 0.65

* The weighted average number of shares is calculated only for the period of time which the class C common stock was outstanding during the period, not the entire period.
(A)	2012 third quarter: June 25, 2012 to September 23, 2012
2011 third quarter: June 27, 2011 to September 25, 2011
(B)	2012 three quarters: December 26, 2011 to September 23, 2012
2011 three quarters: December 27, 2010 to September 25, 2011
U	Greater than 100% unfavorable variance

Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

	Third Quarter (A)			Three Quarters (B)
	2012	2011	% Change	2012	2011	% Change
Revenue
Broadcasting	$ 58,810	$ 46,937	25.3	$ 157,726	$ 135,129	16.7
Publishing	39,193	40,888	(4.1)	118,267	126,807	(6.7)
Corporate eliminations	(248)	(41)	U	(465)	(189)	U
	$ 97,755	$ 87,784	11.4	$ 275,528	$ 261,747	5.3

Operating earnings (loss)
Broadcasting	$ 12,975	$ 6,991	85.6	$ 32,813	$ 21,309	54.0
Publishing	2,234	2,822	(20.8)	5,391	9,994	(46.1)
Corporate	(1,641)	(1,720)	4.6	(5,436)	(5,711)	4.8
	$ 13,568	$ 8,093	67.7	$ 32,768	$ 25,592	28.0

Depreciation and amortization
Broadcasting	$ 3,172	$ 3,140	1.0	$ 9,549	$ 9,155	4.3
Publishing	2,265	2,616	(13.4)	7,171	7,872	(8.9)
Corporate	168	154	9.1	499	455	9.7
	$ 5,605	$ 5,910	(5.2)	$ 17,219	$ 17,482	(1.5)

(A)	2012 third quarter: June 25, 2012 to September 23, 2012
2011 third quarter: June 27, 2011 to September 25, 2011
(B)	2012 three quarters: December 26, 2011 to September 23, 2012
2011 three quarters: December 27, 2010 to September 25, 2011
U	Greater than 100% unfavorable variance

Journal Communications, Inc.
Publishing and Broadcasting Segment Information (unaudited)
(dollars in thousands)

	Third Quarter of 2012 (A)			Third Quarter of 2011 (B)

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$ 38,946	$ 19,864	$ 58,810	$ 27,918	$ 19,019	$ 46,937	39.5	4.4	25.3

Operating earnings	$ 9,969	$ 3,006	$ 12,975	$ 2,897	$ 4,094	$ 6,991	244.1	(26.6)	85.6

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total
Advertising revenue:
Retail	$ 12,976	$ 3,409	$ 16,385	$ 13,011	$ 4,081	$ 17,092	(0.3)	(16.5)	(4.1)
Classified	3,331	710	4,041	4,233	907	5,140	(21.3)	(21.7)	(21.4)
National	660	-	660	810	-	810	(18.5)	N/A	(18.5)
Direct Marketing	22	-	22	36	-	36	(38.9)	N/A	(38.9)
Total advertising revenue	16,989	4,119	21,108	18,090	4,988	23,078	(6.1)	(17.4)	(8.5)
Circulation revenue	12,677	459	13,136	12,389	449	12,838	2.3	2.2	2.3
Other revenue	4,192	757	4,949	4,232	740	4,972	(0.9)	2.3	(0.5)
Total revenue	$ 33,858	$ 5,335	$ 39,193	$ 34,711	$ 6,177	$ 40,888	(2.5)	(13.6)	(4.1)

Operating earnings	$ 1,963	$ 271	$ 2,234	$ 2,308	$ 514	$ 2,822	(14.9)	(47.3)	(20.8)

	Three Quarters of 2012 (C)			Three Quarters of 2011 (D)

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$ 103,587	$ 54,139	$ 157,726	$ 84,057	$ 51,072	$ 135,129	23.2	6.0	16.7

Operating earnings	$ 22,518	$ 10,295	$ 32,813	$ 10,999	$ 10,310	$ 21,309	104.7	(0.1)	54.0

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total
Advertising revenue:
Retail	$ 38,957	$ 10,358	$ 49,315	$ 40,462	$ 13,645	$ 54,107	(3.7)	(24.1)	(8.9)
Classified	10,447	2,073	12,520	13,009	2,712	15,721	(19.7)	(23.6)	(20.4)
National	2,227	-	2,227	3,184	-	3,184	(30.1)	N/A	(30.1)
Direct Marketing	49	-	49	99	-	99	(50.5)	N/A	(50.5)
Total advertising revenue	51,680	12,431	64,111	56,754	16,357	73,111	(8.9)	(24.0)	(12.3)
Circulation revenue	37,531	1,339	38,870	37,131	1,327	38,458	1.1	0.9	1.1
Other revenue	12,872	2,414	15,286	12,891	2,347	15,238	(0.1)	2.9	0.3
Total revenue	$ 102,083	$ 16,184	$ 118,267	$ 106,776	$ 20,031	$ 126,807	(4.4)	(19.2)	(6.7)

Operating earnings	$ 4,811	$ 580	$ 5,391	$ 8,539	$ 1,455	$ 9,994	(43.7)	(60.1)	(46.1)

(A) 2012 third quarter: June 25, 2012 to September 23, 2012
(B) 2011 third quarter: June 27, 2011 to September 25, 2011
(C) 2012 three quarters: December 26, 2011 to September 23, 2012
(D) 2011 three quarters: December 27, 2010 to September 25, 2011
NOTE:

Broadcasting and publishing segment information is provided to facilitate comparison of our broadcasting and publishing segments results with those of other broadcasting and publishing companies and is not representative of the overall business of Journal Communications or its operating results.

Journal Communications, Inc.
Reconciliation of consolidated net earnings to consolidated EBITDA and Adjusted EBITDA (unaudited)
(dollars in thousands)

	Third Quarter (A)		Three Quarters (B)
	2012	2011	2012	2011

Net earnings	$ 7,698	$ 4,446	$ 18,228	$ 13,962
Earnings from discontinued operations, net	-	-	-	(341)
Provision for income taxes	4,883	2,823	12,147	9,177
Total other expense, net	987	824	2,393	2,794
Depreciation	5,242	5,517	15,907	16,305
Amortization	363	393	1,312	1,177
EBITDA	$ 19,173	$ 14,003	$ 49,987	$ 43,074

Impairment of long-lived assets	493	-	493	-
Acquisition and integration-related costs	555	-	993	-
Workforce reduction charges	553	1,308	1,626	1,322
Adjusted EBITDA	$ 20,774	$ 15,311	$ 53,099	$ 44,396

(A)	2012 third quarter: June 25, 2012 to September 23, 2012
2011 third quarter: June 27, 2011 to September 25, 2011
(B)	2012 three quarters: December 26, 2011 to September 23, 2012
2011 three quarters: December 27, 2010 to September 25, 2011

We define EBITDA as net earnings excluding earnings from discontinued operations, net, provision for income taxes, total other expense (which is comprised of interest income and expense), depreciation, and amortization; and we define Adjusted EBITDA as EBITDA excluding non-cash impairment charges, acquisition and integration-related costs, and workforce reduction charges. Our management uses EBITDA and Adjusted EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA should not be considered in isolation of, or as substitutes for, net earnings as indicators of operating performance or cash flows from operating activities as measures of liquidity. EBITDA and Adjusted EBITDA, as we calculate them, may not be comparable to EBITDA and Adjusted EBITDA reported by other companies.

Journal Communications, Inc.
Calculation of Diluted Earnings Per Share - Class A and B (unaudited)
(dollars and shares in thousands)

	Third Quarter (A)				Three Quarters (B)
	2012		2011		2012		2011

Numerator for diluted earnings per share:
Dividends on class A and B common stock	$ -	*	$ -	*	$ -	*	$ -	*
Dividends on class C common stock	218		463		1,145		1,391
Dividends on non-vested restricted stock	-		-		-		-
Total undistributed earnings from continuing operations
Class A and B	7,169	*	3,697	*	16,064	*	11,347	*
Class C	268		236		897		723
Non-vested restricted stock	43		50		122		160
Earnings from discontinued operations
Class A and B	-		-		-		316
Class C	-		-		-		20
Non-vested restricted stock	-		-		-		5
Net earnings	$ 7,698		$ 4,446		$ 18,228		$ 13,962

Denominator for diluted earnings per class A and B share:
Weighted average shares outstanding - Class A and B	49,981		51,316		50,120		51,254
Impact of non-vested restricted shares	-		-		-		-
Conversion of class C shares	-		-		-		-
Adjusted weighted average shares outstanding for class A and B	49,981	*	51,316	*	50,120	*	51,254	*

Diluted earnings per share of class A and B:
Continuing operations	$ 0.14	*	$ 0.07	*	$ 0.32	*	$ 0.22	*
Discontinued operations	-		-		-		0.01
Net earnings	$ 0.14		$ 0.07		$ 0.32		$ 0.23

* Included in calculation of diluted earnings per share from continuing operations - class A and B
(A)	2012 third quarter: June 25, 2012 to September 23, 2012
2011 third quarter: June 27, 2011 to September 25, 2011
(B)	2012 three quarters: December 26, 2011 to September 23, 2012
2011 three quarters: December 27, 2010 to September 25, 2011

Journal Communications, Inc.
Consolidated Condensed Balance Sheets
(dollars in thousands)

	September 23,
	2012	December 25,
	(unaudited)	2011
ASSETS
Current assets:
Cash and cash equivalents	$ 2,089	$ 2,418
Investments of variable interest entity	500	500
Receivables, net	57,047	56,695
Inventories, net	2,553	1,766
Prepaid expenses and other current assets	4,822	3,877
Syndicated programs	2,521	2,822
Deferred income taxes	2,490	3,593
Total current assets	72,022	71,671
Property and equipment, net	159,650	168,200
Syndicated programs	5,623	4,457
Goodwill	10,617	8,670
Broadcast licenses	91,147	81,547
Other intangible assets, net	20,088	21,400
Deferred income taxes	48,652	57,236
Other assets	4,484	4,544
Total assets	$ 412,283	$ 417,725

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 21,979	$ 20,516
Accrued compensation	9,658	11,888
Accrued employee benefits	5,733	6,217
Deferred revenue	17,327	14,662
Syndicated programs	3,044	3,436
Accrued income taxes	1,667	2,740
Other current liabilities	6,307	6,093
Current portion of unsecured subordinated notes payable	8,324	-
Current portion of long-term liabilities	144	382
Total current liabilities	74,183	65,934
Accrued employee benefits	86,027	90,176
Syndicated programs	5,960	5,527
Long-term notes payable to banks	30,335	41,305
Unsecured subordinated notes payable	15,935	-
Other long-term liabilities	3,591	8,595
Shareholders' equity	195,088	205,024
Noncontrolling interest	1,164	1,164
Total liabilities and equity	$ 412,283	$ 417,725

CONTACT:
Journal Communications, Inc.
Andre Fernandez, 414-224-2884
President & Chief Financial Officer